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Deloitte & Touche
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                         3900 US Bancorp Tower         Telephone:(503)222-1341
                         Portland, Oregon 97204-3698   ITT Telex: 4995714
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                                                                 Exhibit (23)c




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-32211, 33-39195, 33-49479 and Post-Effective Amendment No. 1 to Registration Statement No. 33-17970 of PacifiCorp all on Form S-8 of our report dated April 29, 1994, appearing in this Annual Report on Form 11-K of the PacifiCorp K Plus Employee Savings and Stock Ownership Plan for the year ended December 31, 1993.






DELOITTE & TOUCHE

June 1, 1994